         Exhibit 10.4

FIRST AMENDMENT TO

ACCOUNTS RECEIVABLE PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO ACCOUNTS RECEIVABLE PURCHASE AGREEMENT, dated as of April 11, 2016 (this “Amendment”), between Republic Capital Access, LLC, a Delaware limited liability company (“RCA”), and Implant Sciences Corporation, a Massachusetts corporation (“Seller”). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given to such terms in the Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Seller and RCA (collectively the “Parties”) entered into an Accounts Receivable Purchase Agreement (the “Agreement”), dated the 11th day of December 2015;

WHEREAS, the Parties wish to amend certain terms of the Agreement; and

WHEREAS, in furtherance of the foregoing, the Parties desire to enter into this Amendment to amend the Agreement, as hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally and equitably to be bound, hereby agree as follows:

SECTION 1. AMENDMENT TO THE AGREEMENT

Effective as of the date hereof, the Agreement is amended as follows:

1.1

Section 2.2 of the Agreement – Facility Limit is changed to be three million five hundred thousand dollars ($3,500,000.00)

SECTION 2.

REPRESENTATIONS AND WARRANTIES

In order to induce RCA to enter into this Amendment, hereby represents and warrants to RCA as of the date hereof as follows:

2.1

Seller has the power and authority and legal right to execute and deliver this Amendment and to perform and observe the terms of this Amendment.  The execution, delivery and performance of this Amendment by Seller have been duly authorized by Seller by all necessary action and Seller has duly executed and delivered this Amendment.

2.2

This Amendment constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

2.3

No Event of Default has occurred and is continuing under the Agreement, both before and immediately after giving effect to this Amendment.

2.4

Since December 11, 2015, no event or events have occurred which have had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect under the Agreement.

SECTION 3.

MISCELLANEOUS

3.1

From and after the Amendment Effective Date, all references to the Agreement shall, unless otherwise specifically provided, be references to the Agreement as amended by this Amendment and as the same may be amended, supplemented or otherwise modified from time to time.

3.2

Seller hereby ratifies and reaffirms all of its obligations, contingent or otherwise, under the Agreement. Seller hereby acknowledges that, except as expressly modified herein, the Agreement remains in full force and effect and is hereby ratified and reaffirmed.

3.3

This Amendment may be executed by the Parties on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and

3.4

THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF VIRGINIA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THEREOF WHICH WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

3.5

If any one or more of the covenants, agreements, provisions or terms of this Amendment shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions of this Amendment or rights of any party hereto; provided, that in case any provision in or obligation under this Amendment should be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

3.6

Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

REPUBLIC CAPITAL ACCESS, LLC

By: /s/ Timothy J. Gilmore

Name: Timothy J. Gilmore

Title: CFO

IMPLANT SCIENCES CORPORATION

By: /s/ Roger P. Deschenes

Name:

Roger P. Deschenes, CMA

Title:   Vice President, Finance &

            Chief Financial Officer

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